UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 28, 2018

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On November 28, 2018, in connection with the completion of the acquisition of Aetna Inc. (“Aetna”) by CVS Health Corporation (“CVS Health”), Aetna paid in full all amounts owing under the Five-Year Credit Agreement dated as of March 27, 2012, as previously amended, among Aetna, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Credit Agreement”). At the time of payment, the Credit Agreement, other than certain indemnity obligations, and all commitments to extend further credit under the Credit Agreement were terminated.

Section 2 - Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 26, 2018, each of Aetna and CVS Health disclosed that they had received all regulatory approvals required to complete CVS Health’s acquisition of Aetna.

On November 28, 2018 (the “Closing Date”), Aetna and CVS Health completed the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 3, 2017, among CVS Health, Hudson Merger Sub Corp., a wholly owned subsidiary of CVS Health (“Merger Sub”), and Aetna. Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into Aetna (the “Merger”), with Aetna continuing as the surviving corporation and a wholly owned indirect subsidiary of CVS Health.

At the effective time of the Merger (the “Effective Time”), each outstanding Aetna common share (such shares, the “Common Shares”) (other than treasury shares held by Aetna and any shares beneficially owned by CVS Health or any of CVS Health’s subsidiaries unless such shares were owned in a fiduciary, representative or other capacity on behalf of other persons) was converted into the right to receive 0.8378 of a share of CVS Health common stock and $145.00 in cash without interest thereon (together, the “Per Share Merger Consideration”). No fractional shares of CVS Health common stock will be issued in the Merger, and Aetna’s former shareholders will receive cash in lieu of any fractional shares of CVS Health common stock.

Each outstanding Aetna equity award that was vested or that became vested pursuant to its terms as of the Effective Time was converted into the right to receive the Per Share Merger Consideration or a payment in cash in an amount based on the value of the Per Share Merger Consideration less any applicable exercise price (except for restricted stock units held by Aetna’s former non-employee directors, which were converted into the right to receive a payment in cash in an amount based on the closing trading price of Common Shares on the Closing Date). Each outstanding Aetna equity award that was not vested as of the Effective Time or that was granted after the date of the Merger Agreement was cancelled and converted into a CVS Health equity award, subject to the same terms and conditions as applied to the corresponding Aetna equity award immediately prior to the Effective Time (with the performance goals for performance-based awards deemed achieved at the higher of target or actual performance), except that the number of shares of CVS Health common stock subject to each converted CVS Health equity award equals the product of the number of Common Shares underlying each such award at the Effective Time multiplied by the “Equity Award Exchange Ratio” of 2.729. The applicable exercise price of any converted Aetna equity award was also adjusted to take account of the Equity Award Exchange Ratio.

In connection with the Merger, CVS Health issued approximately 274.4 million shares of CVS Health common stock and paid an aggregate of approximately $48.1 billion in cash to former Aetna shareholders in exchange for their Common Shares and to former Aetna equity award holders in exchange for their vested equity awards, resulting in aggregate merger consideration to Aetna’s former shareholders and equity award holders of approximately $70 billion, calculated based on the closing price of CVS Health common stock on November 27, 2018. CVS Health funded the cash portion of the purchase price through a combination of existing cash on hand and proceeds from the issuance of debt and term loans.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the completion of the Merger, Aetna notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that trading of the Common Shares on the NYSE be suspended prior to the opening of trading on November 29, 2018. In addition, Aetna requested that the NYSE file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to delist the Common Shares from the NYSE and deregister the Common Shares under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on November 29, 2018. Aetna intends to file a certificate on Form 15 requesting that Aetna’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

At the Effective Time, each holder of Common Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of Aetna (other than the right to receive the Per Share Merger Consideration).

Section 5 - Corporate Governance and Management

Item 5.01. Changes in Control of Registrant.

At the Effective Time, a change in control of Aetna occurred. The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, Carol A. DeNale, Colleen M. McIntosh and Thomas S. Moffatt, who were the directors of Merger Sub immediately prior to the Effective Time, became the directors of Aetna. In addition, on the Closing Date, Shawn M. Guertin, Karen S. Lynch and Harold L. Paz, M.D., were appointed directors of Aetna. Pursuant to the Merger Agreement, as of the Effective Time, Fernando Aguirre, Mark T. Bertolini, Frank M. Clark, Molly J. Coye, M.D., Robert N. Farah, Jeffrey E. Garten, Ellen M. Hancock, Richard J. Harrington, Edward J. Ludwig and Olympia J. Snowe ceased to be directors of Aetna. Also in connection with the completion of the Merger, as of the Effective Time, Karen S. Lynch, President, became the principal executive officer of Aetna. In connection therewith, Mark T. Bertolini, Chairman and Chief Executive Officer of Aetna, and Thomas J. Sabatino, Jr., Executive Vice President and General Counsel of Aetna, will no longer serve in such positions for the Surviving Corporation.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, Aetna’s articles of incorporation were amended and restated in their entirety and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, but with the name of the company changed to “Aetna Inc.,” became the bylaws of Aetna. The amended and restated articles of incorporation of Aetna and Aetna’s amended and restated bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

2.1
Agreement and Plan of Merger dated as of December 3, 2017, among CVS Health Corporation, Hudson Merger Sub Corp. and Aetna Inc. (incorporated by reference to Exhibit 2.1 to Aetna Inc.’s Form 8-K filed on December 6, 2017).*

3.1	Second Amended and Restated Articles of Incorporation of Aetna Inc.
3.2	Amended and Restated Bylaws of Aetna Inc.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Aetna agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: November 28, 2018	By:	/s/ Heather Dixon
Name: Heather Dixon
Title: Vice President, Controller and Chief Accounting Officer